UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 25, 2013

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 Del Mar, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

As the Company has previously reported in reports on Form 8-K and other periodic reports that we have filed with the Securities and Exchange Commission, on June 11, 2012, we completed the closing of a private placement financing transaction with The G-Max Trust (“G-Max”) pursuant to which we issued a Convertible Promissory Note (the “Note”) to G-Max and 500,000 shares of common stock for aggregate gross proceeds of approximately $500,000.  Principal and accrued and unpaid interest under the Note was due and payable on April 1, 2013.  The Note was convertible into shares of the Company’s common stock at any time at the discretion of G-Max at a conversion price per share of $0.55.

During January 2013, G-Max elected to convert all of the remaining unconverted principal of the Note and related interest into shares of common stock, and the Note is no longer outstanding.  This conversion is in addition to the previously reported conversion by Gemini Master Fund, Ltd. of all of the remaining portion of its $1.0 million senior convertible note, originally issued on April 2, 2012, into shares of common stock before the January 2, 2013 maturity date of that note.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

                                         None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	January 30, 2013.	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer